                                                                  EXECUTION COPY
================================================================================



                                 DETAILS, INC.,

                                   as Issuer

                                      and

                      STATE STREET BANK AND TRUST COMPANY,

                                   as Trustee



                              --------------------

                                   Indenture

                         Dated as of November 18, 1997

                              --------------------



                     10% Senior Subordinated Notes due 2005



================================================================================

              Reconciliation and tie between Trust Indenture Act
            of 1939 and Indenture, dated as of November 18, 1997 *




Trust Indenture
  Act Section                                           Indenture Section


(S) 310(a)(1)          ...................................     608

       (a)(2)          ...................................     608
       (b)             ...................................     609
(S) 312(a)             ...................................     701
       (c)             ...................................     702
(S) 313(a)             ...................................     703
       (c)             ...................................     703
(S) 314(a)(4)          ...................................     1010(a)
       (c)(1)          ...................................     102
       (c)(2)          ...................................     102
       (e)             ...................................     102
(S) 315(a)             ...................................     601(a)
       (b)             ...................................     602
       (c)             ...................................     601(b)
       (d)             ...................................     601(c), 603
316(a)(last sentence)  ...................................
       101 ("Outstanding")
       (a)(1)(A)       ...................................     502, 512
       (a)(1)(B)       ...................................     513
       (b)             ...................................     508
       (c)             ...................................     104(d)
(S) 317(a)(1)          ...................................     503
       (a)(2)          ...................................     504
       (b)             ...................................     1003
(S) 318(a)             ...................................     111

--------------------------
* Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS*





     ARTICLE ONE.  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


SECTION 101.  Definitions...................................................   1
SECTION 102.  Compliance Certificates and Opinions..........................  18
SECTION 103.  Form of Documents Delivered to Trustee........................  18
SECTION 104.  Acts of Holders...............................................  19
SECTION 105.  Notices, Etc., to Trustee, the Company and any Subsidiary
                Guarantor...................................................  20
SECTION 106.  Notice to Holders; Waiver.....................................  20
SECTION 107.  Effect of Headings and Table of Contents......................  21
SECTION 108.  Successors and Assigns........................................  21
SECTION 109.  Separability Clause...........................................  21
SECTION 110.  Benefits of Indenture.........................................  21
SECTION 111.  Governing Law.................................................  21
SECTION 112.  Legal Holidays................................................  21
SECTION 113.  No Personal Liability of Directors, Officers, Employees,
                Stockholders or Incorporators...............................  22
SECTION 114.  Counterparts..................................................  22
SECTION 115.  Communications by Holders with Other Holders..................  22

                            ARTICLE TWO.  NOTE FORMS

SECTION 201.  Forms Generally...............................................  22
SECTION 202.  Restrictive Legends...........................................  24
SECTION 203.  Form of Note..................................................  26
SECTION 204.  Form of Trustee's Certificate of Authentication...............  40
SECTION 205.  Form of Regulation S Certificate..............................  40

                           ARTICLE THREE.  THE NOTES

SECTION 301.  Title and Terms...............................................  41
SECTION 302.  Denominations.................................................  42
SECTION 303.  Execution, Authentication, Delivery and Dating................  42
SECTION 304.  Temporary Notes...............................................  43
SECTION 305.  Registration, Registration of Transfer and Exchange...........  43
SECTION 306.  Book-Entry Provisions for Global Notes........................  44
SECTION 307.  Special Transfer Provisions...................................  45
SECTION 308.  Form of Certificate to Be Delivered in Connection with
                Transfers to Institutional Accredited Investors.............  48
SECTION 309.  Form of Certificate to Be Delivered in Connection with
                Transfers Pursuant to Regulation S..........................  49
SECTION 310.  Mutilated, Destroyed, Lost and Stolen Notes...................  50
SECTION 311.  Payment of Interest; Interest Rights Preserved................  51
SECTION 312.  Persons Deemed Owners.........................................  52
SECTION 313.  Cancellation..................................................  52

--------------------------
* Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                            Page
                                                                            ----
SECTION 314.  Computation of Interest.......................................  52
SECTION 315.  CUSIP Numbers.................................................  53

                   ARTICLE FOUR.  SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture.......................  53
SECTION 402.  Application of Trust Money....................................  54

                            ARTICLE FIVE.  REMEDIES

SECTION 501.  Events of Default.............................................  55
SECTION 502.  Acceleration of Maturity; Rescission and Annulment............  56
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                Trustee.....................................................  57
SECTION 504.  Trustee May File Proofs of Claim..............................  57
SECTION 505.  Trustee May Enforce Claims Without Possession of Notes........  58
SECTION 506.  Application of Money Collected................................  58
SECTION 507.  Limitation on Suits...........................................  59
SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium
                and Interest................................................  59
SECTION 509.  Restoration of Rights and Remedies............................  59
SECTION 510.  Rights and Remedies Cumulative................................  60
SECTION 511.  Delay or Omission Not Waiver..................................  60
SECTION 512.  Control by Holders............................................  60
SECTION 513.  Waiver of Past Defaults.......................................  60
SECTION 514.  [Intentionally Omitted].......................................  61
SECTION 515.  Undertaking for Costs.........................................  61

                           ARTICLE SIX.  THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities...........................  61
SECTION 602.  Notice of Defaults............................................  62
SECTION 603.  Certain Rights of Trustee.....................................  62
SECTION 604.  Trustee Not Responsible for Recitals or Issuance of Notes.....  64
SECTION 605.  May Hold Notes................................................  64
SECTION 606.  Money Held in Trust...........................................  64
SECTION 607.  Compensation and Reimbursement................................  64
SECTION 608.  Corporate Trustee Required; Eligibility.......................  65
SECTION 609.  Resignation and Removal; Appointment of Successor.............  65
SECTION 610.  Acceptance of Appointment by Successor........................  66
SECTION 611.  Merger, Conversion, Consolidation or Succession to Business...  67
SECTION 612.  Trustee's Application for Instructions from the Company.......  67

        ARTICLE SEVEN.  HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  Company to Furnish Trustee Names and Addresses................  68
SECTION 702.  Disclosure of Names and Addresses of Holders..................  68
SECTION 703.  Reports by Trustee............................................  68

            ARTICLE EIGHT.  MERGER, CONSOLIDATION, OR SALE OF ASSETS

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms..........  68
SECTION 802.  Successor Substituted.........................................  69

                                                                            Page
                                                                            ----
            ARTICLE NINE.  SUPPLEMENTS AND AMENDMENTS TO INDENTURE

SECTION 901.  Supplemental Indentures Without Consent of Holders............  70
SECTION 902.  Supplemental Indentures with Consent of Holders...............  70
SECTION 903.  Execution of Supplemental Indentures..........................  71
SECTION 904.  Effect of Supplemental Indentures.............................  71
SECTION 905.  Conformity with Trust Indenture Act...........................  71
SECTION 906.  Reference in Notes to Supplemental Indentures.................  72
SECTION 907.  Notice of Supplemental Indentures.............................  72
SECTION 908.  Effect on Senior Indebtedness.................................  72

                            ARTICLE TEN.  COVENANTS

SECTION 1001.  Payment of Principal, Premium, if any, and Interest..........  72
SECTION 1002.  Maintenance of Office or Agency..............................  72
SECTION 1003.  Money for Note Payments to Be Held in Trust..................  73
SECTION 1004.  Corporate Existence..........................................  74
SECTION 1005.  Payment of Taxes and Other Claims............................  74
SECTION 1006.  [Intentionally Omitted]......................................  74
SECTION 1007.  [Intentionally Omitted]......................................  74
SECTION 1008.  [Intentionally Omitted]......................................  74
SECTION 1009.  Limitation on Restricted Payments............................  74
SECTION 1010.  Limitation on Indebtedness...................................  77
SECTION 1011.  Limitation on Layering.......................................  78
SECTION 1012.  Limitation on Affiliate Transactions.........................  78
SECTION 1013.  Limitation on Restrictions on Distributions from Restricted
                 Subsidiaries...............................................  79
SECTION 1014.  Limitation on Liens..........................................  80
SECTION 1015.  Change of Control............................................  80
SECTION 1016.  Limitation on Sales of Assets and Subsidiary Stock...........  81
SECTION 1017.  SEC Reports..................................................  82
SECTION 1018.  Future Subsidiary Guarantors.................................  82
SECTION 1019.  Limitation on Lines of Business..............................  83
SECTION 1020.  Statement by Officers as to Default..........................  83

                      ARTICLE ELEVEN.  REDEMPTION OF NOTES

SECTION 1101.  Optional Redemption..........................................  84
SECTION 1102.  Applicability of Article.....................................  84
SECTION 1103.  Election to Redeem; Notice to Trustee........................  84
SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.................  84
SECTION 1105.  Notice of Redemption.........................................  84
SECTION 1106.  Deposit of Redemption Price..................................  85
SECTION 1107.  Notes Payable on Redemption Date.............................  85
SECTION 1108.  Notes Redeemed in Part.......................................  86

           ARTICLE TWELVE.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.  Company's Option to Effect Legal Defeasance or Covenant
                 Defeasance.................................................  86
SECTION 1202.  Legal Defeasance and Discharge...............................  86
SECTION 1203.  Covenant Defeasance..........................................  87
SECTION 1204.  Conditions to Legal Defeasance or Covenant Defeasance........  87


                                                                            Page
                                                                            ----
SECTION 1205.  Deposited Money and Government Obligations to Be Held in
                  Trust; Other Miscellaneous Provisions.....................  88
SECTION 1206.  Reinstatement................................................  89

                   ARTICLE THIRTEEN.  SUBORDINATION OF NOTES

SECTION 1301.  Notes Subordinate to Senior Indebtedness.....................  89
SECTION 1302.  Payment over of Proceeds upon Dissolution, Etc...............  89
SECTION 1303.  Suspension of Payment When Senior Indebtedness in Default....  90
SECTION 1304.  Acceleration of Notes........................................  90
SECTION 1305.  When Distribution Must Be Paid Over..........................  91
SECTION 1306.  Notice by Company............................................  91
SECTION 1307.  Payment Permitted If No Default..............................  91
SECTION 1308.  Subrogation to Rights of Holders of Senior Indebtedness......  91
SECTION 1309.  Provisions Solely to Define Relative Rights..................  92
SECTION 1310.  Trustee to Effectuate Subordination..........................  92
SECTION 1311.  Subordination May Not Be Impaired by Company.................  92
SECTION 1312.  Distribution or Notice to Representative.....................  92
SECTION 1313.  Notice to Trustee............................................  93
SECTION 1314.  Reliance on Judicial Order or Certificate of Liquidating
                  Agent.....................................................  93
SECTION 1315.  Rights of Trustee as a Holder of Senior Indebtedness;
                  Preservation of Trustee's Rights..........................  93
SECTION 1316.  Article Applicable to Paying Agents..........................  94
SECTION 1317.  No Suspension of Remedies....................................  94
SECTION 1318.  Modification of Terms of Senior Indebtedness.................  94
SECTION 1319.  [Intentionally Omitted]......................................  94
SECTION 1320.  Trust Moneys Not Subordinated................................  94

          INDENTURE, dated as of November 18, 1997, between DETAILS, INC., a California corporation (the "Company"), having its principal office at 1231 Simon Circle, Anaheim, California 92806, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee"), having its principal corporate trust office at Two International Place, 4th Floor, Boston, Massachusetts 02110.


                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of and issuance of (i) the Company's 10% Senior Subordinated Notes due 2005 (the "Senior Subordinated Notes" or the "Initial Notes") and (ii) if and when issued in exchange for Senior Subordinated Notes as provided in the Registration Rights Agreement (as defined herein), the Company's 10% Series B Senior Subordinated Notes due 2005 (the "Exchange Notes") (collectively, the Senior Subordinated Notes and the Exchange Notes are referred to herein as the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

          All things necessary have been done to make the Notes, when executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid agreement of the Company in accordance with their and its terms.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


     ARTICLE ONE. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION 100.

          SECTION 101.  Definitions.
                        -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the SEC adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined herein);

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) the word "or" is not exclusive; and

          (f) provisions of this Indenture apply to successive events and transactions.

          Certain terms, used principally in Articles Two, Ten, Twelve and Thirteen, are defined in those Articles.

          "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

          "Administrative Agent" means the Chase Manhattan Bank and any and all successors thereto.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at November 15, 2001 (such redemption price being specified in the Form of Note) plus (2) all required interest payments due on such Note through November 15, 2001, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

          "Asset Disposition" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) the sale of Cash Equivalents or Temporary Cash Investments in the ordinary course of business, (iii) a disposition of inventory or a licensing of intellectual property in the ordinary course of business, (iv) a disposition of obsolete or worn out equipment or equipment that is no longer useful or to be used in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (v) transactions permitted under Section 801, (vi) for purposes of Section 1016 only, a disposition subject to Section 1009 and (vii) the sale, discount or factoring, in each case without recourse, of accounts receivable arising in the ordinary course of business.

          "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the greater of (i) the interest rate implicit in such Sale/Leaseback Transaction and
(ii) the interest rate borne by the Notes, in each case, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable by the Company under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and refinancings thereof.

          "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City or Boston, Massachusetts.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

          "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (iii) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (vi) interests in any investment company which invests solely in instruments of the type specified in clauses (i) through (v) above.

          "Change of Control" means (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or Holdings (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person shall be deemed to beneficially own any Voting Stock of the Company or Holdings held by a parent corporation, if such person "beneficially owns" (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent corporation); (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Holdings was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is a designee of the Permitted Holders or was nominated or elected by such Permitted Holders or any of their designees) cease for any reason to constitute a majority of the Board of Directors of the Company or Holdings then in office; (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder or Holdings; or (iv) the adoption by the stockholders of a plan for the liquidation or dissolution of the Company or Holdings.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Details, Inc., a California corporation and any and all successors thereto.

          "Consolidated Coverage Ratio" as of any date of determination means, with respect to any Person, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination to
(ii) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to or including the Issue Date, on a pro forma basis to give effect to the Transactions, the Offering and the application of proceeds thereof as if they had occurred at the beginning of such four quarter period adjusted for any pro forma expense and cost reductions and related adjustments that are directly attributable to the Transactions and the Offering); provided, however, that (1) If the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the

Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period (adjusted for any pro forma expense and cost reductions and related adjustments calculated on a basis consistent with Regulation S-X under the Act) and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization of intangibles and (v) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation) and less, to the extent added in calculating Consolidated Net Income, non-cash items increasing Consolidated Net Income (excluding such non-cash items to the extent they represent an accrual for cash receipts to be received prior to the Stated Maturity of the Notes) for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the interest, depreciation and amortization of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, (ii) amortization of debt discount and debt issuance cost,
(iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any

Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees),
(viii) dividends in respect of all Disqualified Stock of the Company and any Restricted Subsidiaries, in each case, held by Persons other than the Company or a Wholly-Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust to purchase Capital Stock of the Company; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary. For purposes of the foregoing, total interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company that was not a Wholly-Owned Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and shall not include interest on the Holdings Senior Discount Notes incurred or accrued by the Company.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and
(B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary; (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss, (vi) any non-cash compensation charge for employee stock options or other stock awards,
(vii) non-cash, non-recurring charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of prepaid cash expense that was paid in a prior period not included in the calculation); (viii) non-cash, non-recurring items increasing Consolidated Net Income (excluding such non-cash items to the extent they represent an accrual for cash receipts to be received prior to the Stated Maturity of the Notes); and (ix) the cumulative effect of a change in accounting principles.

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill, deferred financing costs and other intangibles less accumulated amortization, shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such balance sheet is available, determined on a consolidated basis in accordance with GAAP.

          "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company in any Unrestricted Subsidiary will be accounted for as an Investment. The term "Consolidated" has a correlative meaning.

          "Corporate Trust Office" means the office of State Street Bank and Trust Company at Two International Place, 4th Floor, Boston, Massachusetts 02110 or such other office as it may designate by written notice to the Company and the Noteholders.

          "Credit Facilities" means the senior subordinated loan facility of up to $85 million of the Company, the senior unsecured credit facility of up to $55 million of Holdings and the credit facilities under the Senior Credit Agreement.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

          "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration. Such Officers' Certificate shall state the basis of such valuation, which shall be as determined by an Independent Appraiser with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10 million.

          "Designated Senior Indebtedness" means (i) the Bank Indebtedness in the case of the Company and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding capital stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes, provided, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity shall be deemed to be Disqualified Stock.

          "Equity Offering" means an offering for cash by either of the Company or Holdings of its respective common stock, or options, warrants or rights with respect to its common stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the offer by the Company to exchange all of the Initial Notes for a like aggregate principal amount of Exchange Notes, as provided in the Registration Rights Agreement and this Indenture.

          "Exchange Offer Registration Statement" has the meaning ascribed thereto in the Registration Rights Agreement.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor Senior Indebtedness" means, with respect to a Subsidiary Guarantor, the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) any Subsidiary Guarantee of the Bank Indebtedness by such Subsidiary Guarantor and all other Subsidiary Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness for any other Subsidiary Guarantor; and
(ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Subsidiary Guarantor regardless of whether postfiling interest is allowed in such proceeding) on, and fees and other amount owing in respect of, all other Indebtedness of the Subsidiary Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee; provided, however, that Guarantor Senior Indebtedness shall not include (1) any obligations of such Subsidiary Guarantor to the Subsidiary Guarantor or any other Subsidiary of the Subsidiary Guarantor, (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Subsidiary Guarantor,
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Subsidiary Guarantor that is expressly subordinate in right of payment to any of the Indebtedness of such Subsidiary Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Subsidiary Guarantor or (5) any Capital Stock.

          "Guarantor Senior Subordinated Indebtedness" means with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Subsidiary Guarantor which is not Guarantor Senior Indebtedness of such Subsidiary Guarantor.

          "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Register.

          "Holdings" means Details Holding Corp. (formerly known as Details, Inc.), a California corporation, and any corporation which is the direct or indirect sole stockholder of the Company or Holdings.

          "Holdings Senior Discount Notes" means the 12 1/2% Senior Discount Notes due 2007 issued by Holdings.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and

(B) the amount of such Indebtedness of such other Persons; (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Independent Appraiser" means, with respect to any transaction or series of related transactions, an independent, nationally recognized appraisal or investment banking firm or other expert with experience in evaluating or appraising the terms and conditions of such transaction or series of related transactions.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of Section 1009, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means the date on which the Initial Notes are originally issued.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Merger" means the merger of DI Acquisition Corp. with and into Holdings, with Holdings as the surviving corporation on October 28, 1997.

          "Management Agreement" means the Management Agreement between the Company and Bain Capital, Inc. (and its permitted successors and assigns thereunder) as in effect on the Issue Date.

          "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Offering" means the offering and sale of the Initial Notes.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Holders" means Bain Capital, Inc. and any Affiliate thereof (or any wholly-owned subsidiary of Holdings for purposes of the definition of "Change of Control.")

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) cash, Cash Equivalents and Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business; (v) payroll, travel and similar advances made in the ordinary course of business; (vi) loans or advances to employees and officers made in the ordinary course of business; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (viii) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (ix) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (x) the Subsidiary Guarantees and guarantees by the Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company under the Indenture; (xi) Investments the payment for which consists exclusively of Capital Stock (other than Disqualified Stock) of the Company; provided that the fair market value of such Investments shall not be counted under clause (3)(B) of paragraph (a) of Section 1009; (xii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset dispositions, including Asset Dispositions; provided in the case of an Asset Disposition, such Asset Disposition is effected in compliance with Section 1016; and (xiii) other Investments in an aggregate amount outstanding at any time not to exceed the greater of (A) $7.5 million and (B) 5% of Total Consolidated Assets.

          "Permitted Liens" means the following types of Liens:

    (i)   Liens for taxes, assessments or governmental charges or claims either
(a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

   (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof.

  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

   (iv)   judgment Liens not giving rise to an Event of Default under Section
501;

    (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

   (vi)   any interest or title of a lessor under any Capitalized Lease
Obligation;

  (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business, provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

  (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

    (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

    (xi) Liens securing Hedging Obligations that are otherwise permitted under the Indenture;

   (xii) Liens securing Indebtedness of foreign Restricted Subsidiaries of the Company incurred in reliance on clause (b)(vii) of Section 1010;

  (xiii)   Liens securing acquired Indebtedness incurred in reliance on clause
(b) of Section 1010; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets that secured the acquired Indebtedness prior to the time such Indebtedness became acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

   (xiv) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

    (xv) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

   (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

  (xvii) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (b) of Section 1010 in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     A "Public Market" exists at any time with respect to the common stock of the Company or Holdings, as the case may be, if the common stock of the Company or Holdings, as the case may be, is then registered with the SEC pursuant to
Section 12(b) or 12(g) of Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System.

     "QIB" shall have the meaning ascribed thereto under Rule 144A of the Securities Act.

     "Recapitalization" means the recapitalization of Holdings pursuant to the Recapitalization Agreement dated as of October 4, 1997, as amended, among Holdings, Holdings' stockholders and DI Acquisition Corp.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance", "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that (i) only with respect to Indebtedness described under subclause (y) of clause (b)(iv) in
Section 1010, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced (other than Indebtedness which is Senior Indebtedness referred to in clause (iv) under Section 1010) and (ii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) of the Indebtedness being refinanced.

     "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of November 18, 1997 between the Company and Chase Securities Inc.

     "Regular Record Date" means, with respect to any Interest Payment Date, the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses in which the Company and its Restricted Subsidiaries are primarily engaged on the date of the Indenture.

     "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Credit Agreement" means (i) the senior secured Credit Agreement dated October 28, 1997, among the Company, The Chase Manhattan Bank, as Administrative Agent, and the lenders parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time and any guarantees issued thereunder and (ii) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Agreement or any other credit or other agreement or indenture).

     "Senior Indebtedness" is defined, whether outstanding on the Issue Date or thereafter issued, created, incurred or assumed, as the Bank Indebtedness and all other Indebtedness of the Company, including interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) thereon and fees relating thereto, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of, or are subordinate to, payment to the Notes; provided, however, that Senior Indebtedness will not include (i) any obligation of the Company to any Subsidiary, (ii) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations or (v) any Capital Stock.

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

     "Shelf Registration Statement" has the meaning ascribed thereto in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

     "Subordinated Obligation" means, as to any Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

     "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed in the Indenture.

     "Subsidiary Guarantor" means any Restricted Subsidiary which Guarantees the Bank Indebtedness after the Issue Date.

     "Successor Company" shall have the meaning assigned thereto in Section 801.

     "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
77bbbb).

     "Total Consolidated Assets" means, as of any date of determination, the total assets shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such balance sheet is available, determined on a consolidated basis in accordance with GAAP.

     "Transactions" means, collectively, the Recapitalization, the Merger, the initial borrowings under the Credit Facilities and all other transactions relating to the Recapitalization, the Merger or the financing thereof.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2001; provided, however, that if the period from the Redemption Date to November 15, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 15, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means an officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 1009. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 1010 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.


     SECTION 102.  Compliance Certificates and Opinions.
                   ------------------------------------

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Subsidiary Guarantor (if applicable) and any other obligor on the Notes (if applicable) shall furnish to the Trustee an Officers' Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided pursuant to Section 1020(a)) shall include:

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 103.  Form of Documents Delivered to Trustee.
                   --------------------------------------

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company, any Subsidiary Guarantor or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Subsidiary Guarantor or other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company, any Subsidiary Guarantor or other obligor on the Notes unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104.  Acts of Holders.
                   ---------------

        (                                   a                                 )
     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

        (                                   b                                 )
     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

        (                                   c                                 )
     The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.


        (                                   d                                 )
     If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

        (                                   e                                 )
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof (including in accordance with Section 310) in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company or any Subsidiary Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 105.  Notices, Etc., to Trustee, the Company and any Subsidiary
                   ---------------------------------------------------------
Guarantor.
---------

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder or by the Company or any Subsidiary Guarantor or any other obligor on the Notes or the Administrative Agent or any representative of the holder of Senior Indebtedness shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee and received at its Corporate Trust Office,
  Attention:  Corporate Trust Administration-Details, Inc.

     (2) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing, or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Subsidiary Guarantor addressed to it and received at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company or such Subsidiary Guarantor.

     SECTION 106.  Notice to Holders; Waiver.
                   -------------------------

     Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

     If the Company mails any notice or communication to any Holder, it shall mail a copy to the Trustee at the same time.

     SECTION 107.  Effect of Headings and Table of Contents.
                   ----------------------------------------

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 108.  Successors and Assigns.
                   ----------------------

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 109.  Separability Clause.
                   -------------------

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 110.  Benefits of Indenture.
                   ---------------------

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, (other than the parties hereto, any agent and their successors hereunder and each of the Holders and, with respect to any provisions hereof relating to the subordination of the Notes or the rights of holders of Senior Indebtedness, the holders of Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 111.  Governing Law.
                   -------------

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. UPON THE ISSUANCE OF THE EXCHANGE NOTES OR THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT, THIS INDENTURE SHALL BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE U.S. FEDERAL COURTS, IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN, AND WAIVES ANY OBJECTION AS TO VENUE OR FORUM NON CONVENIENS.

     SECTION 112.  Legal Holidays.
                   --------------

     In any case where any interest payment date, any date established for payment of Defaulted Interest pursuant to Section 311 or redemption date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or date established for payment of Defaulted Interest pursuant to Section 311, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such interest payment date, redemption date or date established for payment of Defaulted Interest pursuant to Section 311, Stated Maturity or Maturity, as the case may be, to the next succeeding Business Day.

     SECTION 113.  No Personal Liability of Directors, Officers, Employees,
                   --------------------------------------------------------
Stockholders or Incorporators.
-----------------------------

     No director, officer, employee, incorporator or stockholders, as such, of the Company or any Subsidiary Guarantor of the Notes shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, this Indenture or any Guarantee of the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

     SECTION 114.  Counterparts.
                   ------------

     This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

     SECTION 115.  Communications by Holders with Other Holders.
                   --------------------------------------------

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Note Registrar and anyone else shall have the protection of TIA (S) 312(c).

200.                          ARTICLE TWO.  NOTE FORMS

     SECTION 201.  Forms Generally.
                   ---------------

     The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws or the rules of any securities exchange or Depositary or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication.

     Initial Notes offered and sold to the qualified institutional buyers (as defined in Rule 144A under the Securities Act) in the United States of America ("Rule 144A Note") will be issued on the Issue Date in the form of a permanent global Note, without interest coupons, substantially in the form set forth in Sections 204 and 205 (a "Rule 144A Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Initial Notes offered and sold outside the United States of America ("Regulation S Note") in reliance on Regulation S shall be issued on the Issue Date in the form of a temporary global Note, without interest coupons, substantially in the form set forth in Sections 204 and 205 (a "Regulation S Temporary Global Note"). Beneficial interests in a Regulation S Temporary Global Note will be exchangeable for beneficial interests in a single permanent global security (the "Regulation S Permanent Global Note", together with the Regulation S Temporary Global Note, the "Regulation S Global Note") on or after the expiration of the Restricted Period (the "Release Date") upon the receipt by the Trustee or its agent of a certificate certifying that the Holder of the beneficial interest in the Regulation S Temporary Global Note is a non-United States Person within the meaning of Regulation S (a "Regulation S Certificate"), substantially in the form set forth in Section 206. Upon receipt by the Trustee or Paying Agent of a Regulation S Certificate, (i) with respect to the first such Regulation S Certificate, the Company shall execute and upon receipt of a Company Order for authentication, the Authenticating Agent shall authenticate and deliver to the custodian, the applicable Regulation S Permanent Global Note and (ii) with respect to the first and all subsequent Regulation S Certificates, the custodian shall exchange on behalf of the applicable beneficial owners the portion of the applicable Regulation S Temporary Global Note covered by such Regulation S Certificates for a comparable portion of the applicable Regulation S Permanent Global Note. Upon any exchange of a portion of a Regulation S Temporary Global Note for a comparable portion of a Regulation S Permanent Global Note, the custodian shall endorse on the schedules affixed to each of such Regulation S Global Note (or on continuations of such schedules affixed to each of such Regulation S Global Note and made parts thereof) appropriate notations evidencing the date of transfer and (x) with respect to the applicable Regulation S Temporary Global Note, a decrease in the principal amount thereof equal to the amount covered by the applicable certification and (y) with respect to the applicable Regulation S Permanent Global Note, an increase in the principal amount thereof equal to the principal amount of the decrease in the applicable Regulation S Temporary Global Note pursuant to clause (x) above. The Regulation S Global Note will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Initial Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) in the United States of America ("Institutional Accredited Investor Note") will be issued in the form of a permanent global Note substantially in the form set forth in Sections 204 and 205 (a "Institutional Accredited Investor Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     The Rule 144A Global Note, the Regulation S Global Note and the Institutional Accredited Investor Global Note are sometimes collectively herein referred to as the "Global Notes".

     The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.


  SECTION 202.  Restrictive Legends.
                -------------------

     Unless and until (i) an Initial Note is sold under an effective Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, such Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF

  REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SECTION 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SUCH SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR
  (F) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     The Regulation S Global Note shall bear the following legend on the face thereof:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SECTION 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SUCH SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR
  (F) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS

  SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     The Global Notes, whether or not an Initial Note, shall also bear the following legend on the face thereof:

  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

     The Regulation S Temporary Global Note shall also bear the following legend on the face thereof:

  THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").
  NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

  NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.

     SECTION 203.  Form of Note.
                   ------------

No. ___                                     Principal Amount $______________

                                                      CUSIP NO. ____________

              10% [Series B]/1/ Senior Subordinated Note due 2005


     Details, Inc., a California corporation promises to pay to ___________, or registered assigns, the principal sum of __________________ Dollars on November 15, 2005.

     Interest Payment Dates:  May 15 and November 15.

     Record Dates:  May 1 and November 1.

     Additional provisions of this Note are set forth on the other side of this Note.


D a t e d :        N o v e m b e r      _ _ ,      1 9 9 7



     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its authorized Officers.


                                        DETAILS, INC.


                                        By:
                                           -----------------------
                                          Name
                                          Title


                                        By:
                                           -----------------------
                                          Name
                                          Title


TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

S T A T E    S T R E E T    B A N K    A N D    T R U S T    C O M P A N Y



as Trustee, certifies
that this is one of the
Notes referred to
in the Indenture.

-------------------------------
/1/  Include only for the Exchange Notes

By
  -----------------------------
  Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

              10% [Series B]/2/ Senior Subordinated Note due 2005



1.  Interest
    --------

     Details, Inc., a California corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company")) promises to pay interest on the principal amount of this Note at the rate per annum shown above.

     The Company will pay interest semiannually in cash and in arrears on May 15 and November 15 of each year, commencing May 15, 1998 to holders of record at the close of business on the May 1 and November 1 immediately preceding the interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from November 18, 1997. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment
    -----------------

     By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on the Notes is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if the Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  Trustee, Paying Agent and Registrar
    -----------------------------------

     Initially, State Street Bank and Trust Company, a Massachusetts trust company (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture
    ---------

     The Company issued the Notes under an Indenture dated as of November 18, 1997 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

-------------------------------
/2/  Include only for the Exchange Notes

The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

     The Notes are general unsecured senior subordinated obligations of the Company limited to $100 million aggregate principal amount (subject to Section 310 of the Indenture). This Note is one of the [Initial]/3/ Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends on, and the purchase or redemption of, Capital Stock of the Company and its Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, investments of the Company and its Restricted Subsidiaries and transactions with Affiliates.
In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.


5.  Optional Redemption
    -------------------

    Except as set forth below, the Notes will not be redeemable at the option of the Company prior to November 15, 2001. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

  If redeemed during the 12-month period commencing on November 15 of the years set forth below:

                            Period                           Redemption
                  -----------------------------                Price
                                                            -----------
        2001.............................................     105.000%
        2002.............................................     103.333%
        2003.............................................     101.667%
        2004 and thereafter..............................     100.000%

  In addition, at any time and from time to time prior to November 15, 2000, the Company may redeem in the aggregate up to 40% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings received by, or invested in, the Company so long as there is a Public Market at the time of such redemption, at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original principal amount of the Notes must remain outstanding after each such redemption.

  At any time on or prior to November 15, 2001, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption

-------------------------------
/3/  Include only for the Initial Notes.

(the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.  Selection
    ---------

    In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

7.  Notice of Redemption
    --------------------

    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.  Put Provisions
    --------------

    Upon the occurrence of a Change of Control, unless the Company shall have exercised its right to redeem the Notes as described under Optional Redemption above, each holder will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

9.  Subordination and Ranking
    -------------------------

    The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose. The Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company.

10. Denominations; Transfer; Exchange
    ---------------------------------

    The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of (i) any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

11.  Persons Deemed Owners
     ---------------------

     The registered holder of this Note may be treated as the owner of it for all purposes.

12.  Unclaimed Money
     ---------------

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Defeasance
     ----------

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be. The Company in its sole discretion can defease the Notes.

14.  Amendment, Waiver
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding and (ii) any past default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article Eight of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to provide for the issuance of Exchange Notes. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

15.  Defaults and Remedies
     ---------------------

     Under the Indenture, Events of Default include (i) a default in any payment of interest on any Note when due (whether or not such payment is prohibited by Article Thirteen of the Indenture), continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article Thirteen of the Indenture, (iii) the failure by the Company to comply for 30 days after written notice with any of its obligations under Section 801 of the Indenture or Sections 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016, 1017, 1018 or 1019 of the Indenture (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above), (iv) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (v) the failure by the Company or any Restricted Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default and if the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million,
(vi) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, (vii) the rendering of any judgment or decree for the payment of money in an amount in excess of $10.0 million against the Company or a Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment or decree becomes final and non-appealable and is not discharged, waived or stayed or (viii) the failure of any Guarantee of the Notes by a Subsidiary Guarantor made pursuant to Section 1018 of the Indenture to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any such Subsidiary Guarantor of its obligations under the Indenture or any such Guarantee. If a default under clauses (iii) and (iv) occurs and is continuing, it will not be deemed an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding applicable Notes notify the Company of the default and the Company does not cure such defect within the time specified in clauses (iii) and (iv) above. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

  Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

16.  Trustee Dealings with the Company
     ---------------------------------

  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others
     --------------------------

  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.  Authentication
     --------------

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

19.  Registration Rights
     -------------------

     The Holder of this Note is entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of November 18, 1997 (the "Registration Rights Agreement"), between the Company and the Initial Purchaser named therein. In the event that either (i) an Exchange Offer Registration Statement is not filed with the SEC on or prior to 90 days after the Issue Date, (A) an Exchange Offer Registration Statement or a Shelf Registration Statement is not declared effective within 180 days after the Issue Date, or (B) the Exchange Offer is not consummated on or prior to 210 days after the Issue Date in respect of tendered Notes and a Shelf Registration Statement has not been declared effective or a Shelf Registration Statement is filed and declared effective within 180 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (A) and (B), a "Registration Default"), the Company will pay liquidated damages to each holder of Transfer Restricted Securities (as defined in the Registration Rights Agreement), during the period of one or more such Registration Defaults, in an amount equal to $.192 per week per $1,000 principal amount of the Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be, provided that, except in certain limited circumstances, the Company's obligation to pay liquidated damages will terminate upon consummation of the Exchange Offer. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.]/4/


20.  Abbreviations
     -------------

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

21.  CUSIP Numbers
     -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification
------------------------------
/4/  Include only for the Initial Notes

Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.  Governing Law
     -------------

  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.


  The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture. Requests may be made to:

   Details, Inc.
   1231 Simon Circle
   Anaheim, California 92806



   Attention of Joseph P. Gisch

                                ASSIGNMENT FORM

  To assign this Note, fill in the form below:

  I or we assign and transfer this Note to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

  and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

D a t e:_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

Your Signature:___________________

Signature Guarantee:_____________________________________


  (Signature must be guaranteed)

-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for, STAMP), pursuant to S.E.C. Rule 17Ad-15.

[In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:


    1 [_]      acquired for the undersigned's own account, without transfer; or

    2 [_]      transferred to the Company; or

    3 [_] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

    4 [_] transferred pursuant to an effective registration statement under the Securities Act; or

    5 [_] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

    6 [_] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
               1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 308 of the Indenture); or

    7 [_] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.


Unless one of the boxes is checked, the Trustee may refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                              ______________________________
                                        Signature


     Signature Guarantee:

     __________________________________________________________
     (Signature must be guaranteed)

     ____________________________________________________________
     Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15]./5/


---------------------------
/5/  Include only for the Initial Notes

                        [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


          The following increases or decreases in this Global Note have been made:



             Amount of decrease in      Amount of increase in      Principal Amount of this         Signature of authorized
Date of       Principal Amount of        Principal Amount of       Global Note following            signatory of Trustee
Exchange      this Global Note            this Global Note         such decrease or increase        or Notes Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 1015 or 1016 of the Indenture, check the box:

                                      [_]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1015 or 1016 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $________.


Date: __________   Your Signature _____________________________________________
                                   (Sign exactly as your name appears on the
                                           other side of the Note)


Signature Guarantee: _______________________________________
                         (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                           ON ALL 144A CERTIFICATES]


          In connection with any transfer of this Note occurring prior to the date that is the earlier of the date of an effective Registration Statement (as defined in the Registration Rights Agreement dated as of November 18, 1997) or November 18, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]
                                   ---------

[_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or
                                       --

[_] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:  ____________________  _________________________________________________
                             NOTICE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: _____________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date: _____________        ___________________________________________________
                           NOTICE:  To be executed by an executive officer.

         SECTION 204.  Form of Trustee's Certificate of Authentication.
                       -----------------------------------------------

         The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.


         This is one of the Notes referred to in the within-mentioned Indenture.


                                             State Street Bank and Trust
                                              Company, as Trustee


                                             By _____________________________
                                              Authorized Signatory

Dated:  __________________


          SECTION 205.  Form of Regulation S Certificate.
                        --------------------------------

                                    [date-on or after Release Date]

State Street Bank and Trust Company, as Trustee
Two International Place, 4th Floor
Boston, Massachusetts 02110
Attention:  Corporate Trust Administration

     Re: Details, Inc. (the "Company") 10% Senior Subordinated Notes due 2005 (the "Notes") [CINS No. ______] [ISIN No. ____]
          --------------------------------------------------------

Ladies and Gentlemen:

          Reference is hereby made to the Indenture, dated as of November 18, 1997 (the "Indenture"), between the Company and State Street Bank and Trust Company. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture.

          [For purposes of acquiring a beneficial interest in the Regulation S Permanent Global Security upon the expiration of the Restricted Period,][For purposes of receiving payments under the Regulation S Temporary Global Security,]/1/ the undersigned holder of a beneficial interest in the Regulation S Temporary Global Security issued under the Indenture certifies that it is not a U.S. person as defined by Regulation S under the Securities Act of 1933, as amended.


          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened


------------------------------
/1/  Select, as applicable.

in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.


                                              Very truly yours,

                                              [Name of Holder]


                                              By:
                                                 --------------------------
                                              Authorized Signatory



                           ARTICLE THREE.  THE NOTES

300.      SECTION 301.  Title and Terms.
                        ---------------

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $100 million, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 307, 310, 906, 1015, 1016 or 1108 or pursuant to an Exchange Offer.

          The Initial Notes shall be known and designated as the "10% Senior Subordinated Notes due 2005," and the Exchange Notes shall be known and designated as the "10% Series B Senior Subordinated Notes due 2005," in each case, of the Company. The Stated Maturity of the Notes shall be November 15, 2005, and they shall bear interest at the rate of 10% per annum from November 18, 1997, or from the most recent interest payment date to which interest has been paid or duly provided for, payable semiannually in cash and in arrears on May 15 and November 15 of each year, commencing May 15, 1998, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the May 1 and November 1 immediately preceding the interest payment date . Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

          The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

          Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to
Section 1015.

          The Notes shall be subject to repurchase by the Company pursuant to an Asset Disposition as provided in Section 1016.

          The Notes shall be redeemable as provided in Article Eleven and in the Notes.

          The Indebtedness evidenced by the Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Thirteen.

          SECTION 302.  Denominations.
                        -------------

          The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 303.  Execution, Authentication, Delivery and Dating.
                        ----------------------------------------------

          The Notes shall be executed on behalf of the Company by two Officers, of which at least one Officer shall be the President or the Chief Financial Officer of the Company. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Initial Notes executed by the Company to the Trustee for authentication, together with an order for the authentication and delivery of such Notes (the "Company Order"), and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. Upon receipt of the Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $100,000,000; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. The Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Initial Notes or Exchange Notes is to be authenticated.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon

Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company hereunder.

          SECTION 304.  Temporary Notes.
                        ---------------

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination. Temporary Notes shall be substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 305.  Registration, Registration of Transfer and Exchange.
                        ---------------------------------------------------

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

          Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination (not less than $1,000) and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the SEC, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the SEC and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1015, 1016 or 1108, not involving any transfer.

          The Register shall be in written form in the English language or in any other form including computerized records, capable of being converted into such form within a reasonable time.

          SECTION 306.  Book-Entry Provisions for Global Notes.
                        --------------------------------------

          (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such global Note or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Notes in definitive form ("Physical Notes") in exchange for their beneficial interests in a Global

Note upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if
(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Note Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary.

          (c) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (b) of this Section to beneficial owners who are required to hold Physical Notes, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note delivered in exchange for an interest in a Global Note pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (c) of Section 307, bear the applicable legend regarding transfer restrictions applicable to the Physical Note set forth in Section 202.

          (f) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 307.  Special Transfer Provisions.
                        ---------------------------

          (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the expiration of the Resale Restriction Termination Date (as defined in Section 202 hereof):

               (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB (as defined herein) shall be made upon the representation of the transferee that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the

     Trustee or its agent of a certificate substantially in the form set forth in Section 308 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

               (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 309 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

          (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted
Period:

               (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (ii) a transfer of a Regulation S Note or a beneficial interest therein to an institutional accredited investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 308 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

               (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

          Prior to or on the expiration of the Restricted Period, beneficial interests in a Regulation S Global Note may only be held through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel") (as indirect participants in DTC) or another agent member of Euroclear and Cedel acting for and on behalf of them, unless exchanged for interests in the Rule 144A Global Note or the Institutional Accredited Investor Global Note in accordance with the certification requirements hereof. During the Restricted Period, interests in the Regulation S Global Note, if any, may be exchanged for interests in the Rule 144A Global Note, the Institutional Accredited Investor Global Note or for Physical Notes only in accordance with the certification requirements described in Section 201.

          After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring certification set forth in Section 308 or any additional certification.

          (c) Private Placement Legend.  Upon the transfer, exchange or
              ------------------------
replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) General.  By its acceptance of any Note bearing the Private
              -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          (e) The Company shall deliver to the Trustee an Officer's Certificate setting forth the dates on which the Restricted Period terminates (the "Resale Restriction Termination Date").

          The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section
307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

          (f) No Obligation of the Trustee:  (i)  The Trustee shall have no
              ----------------------------
responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to any ownership interest in the Notes, with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global
Note). The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected and indemnified pursuant to Section 607 in relying upon information furnished by the Depository with respect to any beneficial owners, its members and participants.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including without limitation any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation of evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 308.  Form of Certificate to Be Delivered in Connection with
                        ------------------------------------------------------
Transfers to Institutional Accredited Investors.
-----------------------------------------------

                              [date]


     DETAILS, INC.
     c/o State Street Bank and Trust Company, as Trustee
     Two International Place, 4th Floor
     Boston, Massachusetts 02110
     Attention:  Corporate Trust Administration

Ladies and Gentlemen:

          This certificate is delivered to request a transfer of $______ principal amount of the 10% Senior Subordinated Notes due 2005 (the "Notes") of Details, Inc. (the "Company").

          Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

          Name:
          Address:
          Taxpayer ID Number:

          The undersigned represents and warrants to you that:

          (1) We are an institutional "accredited investor" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          (2) We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                              TRANSFEREE:

                              BY:



Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

                                                                     Taxpayer ID
 Name                               Address                          Number:
------                              -------                          -----------


Very truly yours,

[Name of Transferor]



By:
   ------------------------------    ---------------------------------
 Name:                               Signature Medallion Guaranteed
 Title:

          SECTION 309.  Form of Certificate to Be Delivered in Connection with
                        ------------------------------------------------------
Transfers Pursuant to Regulation S.
----------------------------------


                              [date]

State Street Bank and Trust Company, as Trustee
Two International Place, 4th Floor
Boston, Massachusetts 02110
Attention:  Corporate Trust Administration

               Re:  Details, Inc. (the "Company")
                    10% Senior Subordinated Notes due 2005 (the "Notes")
                    ----------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $         aggregate principal
                                                   --------
amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (a) the offer of the Notes was not made to a person in the United States;

          (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

          Very truly yours,

          [Name of Transferor]


          By:
             ----------------------------    -------------------------------
             Authorized Signature            Signature Medallion Guaranteed


          SECTION 310.  Mutilated, Destroyed, Lost and Stolen Notes.
                        -------------------------------------------

          If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, any Subsidiary Guarantor (if applicable) and the Trustee such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Subsidiary Guarantor (if applicable) or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 311.  Payment of Interest; Interest Rights Preserved.
                        ----------------------------------------------

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 312, to the address of such Person as it appears in the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee.

          Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in
     Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
     (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the

                                                                              52
     Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 312.  Persons Deemed Owners.
                        ---------------------

          Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company, any Subsidiary Guarantor (if applicable) or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 311) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Subsidiary Guarantor (if applicable), the Trustee nor any agent of the Company, any Subsidiary Guarantor (if applicable) or the Trustee shall be affected by notice to the contrary.

          SECTION 313.  Cancellation.
                        ------------

          All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. If the Company shall acquire any of the Notes other than as set forth in the preceding sentence, the acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 313. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed by the Trustee and the Trustee shall send a certificate of such destruction to the Company.

          SECTION 314.  Computation of Interest.
                        -----------------------

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 315.  CUSIP Numbers.
                        -------------

          The Company in issuing Notes may use "CUSIP" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers, either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                   ARTICLE FOUR.  SATISFACTION AND DISCHARGE
400.
          SECTION 401.  Satisfaction and Discharge of Indenture.
                        ---------------------------------------

          This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (i)  either

               (A) all Notes theretofore authenticated and delivered (other than (1) Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 310 and (2) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all Notes not theretofore delivered to the Trustee for cancellation

                    (1) have become due and payable by reason of the making of a notice of redemption or otherwise; or

                    (2) will become due and payable at their Stated Maturity
               within one year; or

                    (3) are to be called for redemption within one year under
               arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in cash or Government Obligations sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company or any Subsidiary Guarantor of the Notes is a party or by which it is bound;

          (iii) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable hereunder by the Company or any Subsidiary Guarantor in connection with all the Notes including all fees and expenses of the Trustee;

          (iv) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be; and

          (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the termination of the Company's obligation hereunder have been satisfied.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive any such satisfaction and discharge.

          SECTION 402.  Application of Trust Money.
                        --------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.


                            ARTICLE FIVE.  REMEDIES
500.
          SECTION 501.  Events of Default.
                        -----------------

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) a default in any payment of interest on any Note when due, continued for 30 days, whether or not such payment is prohibited by Article Thirteen;

          (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article Thirteen;

          (iii) the failure by the Company to comply for 30 days after the notice specified below with any of its obligations under Article Eight and Sections 1009 through 1019 (other than a failure to purchase Notes when required under Sections 1015 and 1016 which shall constitute an Event of Default under clause (ii) above);

          (iv) the failure by the Company to comply for 60 days after the notice specified below with any of its other agreements contained in this Indenture or the Note (other than those referred to in (i), (ii) or (iii) above);

          (v) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million;

          (vi) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case;

          (B) consents to the entry of an order for relief against it in an involuntary case;

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

          (D)  makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency; or

          (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

          (B) appoints a Custodian of the Company or any Significant Subsidiary for all or substantially all of its property; or

          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 consecutive days;

          (viii) any judgment or decree for the payment of money in excess of $10 million is rendered against the Company or any Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable; or

          (ix) the failure of any Subsidiary Guarantee by a Subsidiary Guarantor made pursuant to Section 1018 to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or the denial or disaffirmation in writing by any such Subsidiary Guarantor of its obligations under this Indenture or any such Guarantee of the Notes.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          A default under clauses (iii) and (iv) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iii) and (iv) after receipt of such notice. Such notice must specify the Default, demand that it is to be remedied and state that such notice is a "Notice of Default."

          The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would become an Event of Default under clause (iii), (iv) or (vii) above, their status and what action the Company is taking or proposes to take in respect thereof.

          If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust officers in good faith determines that withholding notice is in the interests of the Noteholders.


          SECTION 502.  Acceleration of Maturity; Rescission and Annulment.
                        --------------------------------------------------

          If an Event of Default (other than by reason of an Event of Default specified in Section 501(vi) or 501(vii)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the applicable Notes Outstanding may declare the principal (and premium, if any), accrued and unpaid interest and any other monetary obligations on all such then outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders). Upon the effectiveness of such declaration, such principal (and premium, if any) and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in Section 501(vi) or 501(vii) occurs and is continuing, then the principal amount of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          The Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. The Trustee may rely upon such notice of rescission without any independent investigation as to the satisfaction of the conditions in the preceding sentence. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee.
-------

          If an Event of Default specified in Section 501(i) or 501(ii) occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Subsidiary Guarantor (in accordance with the applicable Guarantee of the Notes) or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Subsidiary Guarantor or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, including, seeking recourse against any Subsidiary Guarantor pursuant to the terms of any Guarantee of the Notes, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy including, without limitation, seeking recourse against any Subsidiary Guarantor pursuant to the terms of a Guarantee of the Notes, or to enforce any other proper remedy, subject however to Section 513. No recovery of any such judgment upon any property of the Company or any Subsidiary Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

          SECTION 504.  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Subsidiary Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents and take such other actions as the Trustee (including, participating as a member of any creditors committee) may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

          SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.
                        ------------------------------------------------------

          All rights of action and claims under this Indenture, the Notes or the Guarantees of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 506.  Application of Money Collected.
                        ------------------------------

          Subject to Article Thirteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
     607;

          SECOND: To holders of Senior Indebtedness to the extent required by Article Thirteen;

          THIRD: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          FOURTH: The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

          SECTION 507.  Limitation on Suits.
                        -------------------

          Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

            (i) such holder has previously given the Trustee notice that an Event of Default is continuing;

            (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

            (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

            (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

            (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Guarantee of the Notes to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Guarantee of the Notes, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 508.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
                        Premium and Interest.
                        --------------------

          Notwithstanding any other provision in this Indenture (other than Article Thirteen), the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 311) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  Restoration of Rights and Remedies.
                        ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee of the Notes and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Subsidiary Guarantor, any other obligor on the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  Rights and Remedies Cumulative.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 310, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  Delay or Omission Not Waiver.
                        ----------------------------

          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  Control by Holders.
                        ------------------

          Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, provided that

            (i) such direction shall not be in conflict with any rule of law or the Indenture;

            (ii) the Trustee need not take any action which might be unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability; and

               (i) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 513.  Waiver of Past Defaults.
                        -----------------------

          Subject to Sections 508 and 902, the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) may on behalf of the Holders of all the Notes, by written notice to the Trustee, waive any existing Default or Event of Default and its consequences under this Indenture or any Guarantee of the Notes except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders.

          In the event that any Event of Default specified in Section 501(v) shall have occurred and be continuing, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 30 days after such Event of Default arose (i) the Indebtedness that is the basis for such Event of Default has been discharged, or (ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (iii) if the Default that is the basis for such Event of Default has been cured.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          SECTION 514.  [Intentionally Omitted].
                        -----------------------

          SECTION 515.  Undertaking for Costs.
                        ---------------------

          All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

600.                      ARTICLE SIX.  THE TRUSTEE

          SECTION 601.  Certain Duties and Responsibilities.
                        -----------------------------------

          (a) Except during the continuance of a Default or an Event of Default,

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and the Trustee should not be liable except for the performance of such duties as specifically set forth in the Indenture and no others; and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

          (b) In case a Default or an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

               (iv) the Trustee shall not be required to examine any of the reports, information or documents filed with it pursuant to Section 1017 to determine whether there has been any breach of the covenants of the Company set forth in Sections 1004 through 1016.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the TIA.

          SECTION 602.  Notice of Defaults.
                        ------------------

          Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder actually known to a Trust Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless and until the Trustee shall have received written notice thereof from the Company at its principal Corporate Trust Office as specified in Section 105, except in the case of an Event of Default under Sections 501(i) or 501(ii) (provided that the Trustee is the Paying Agent).

          SECTION 603.  Certain Rights of Trustee.
                        -------------------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Subject to the provisions of TIA Sections 315(a) through 315(d):

               (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon (whether in its original or facsimile form) any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any fact or matter stated in the documents;

               (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, request and rely upon an Officers' Certificate or an Opinion of Counsel and shall not liable for any action it takes or omits to take in good faith reliance on such Officer's Certificate or Opinion of Counsel;

               (iv) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

               (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

               (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

               (viii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (c) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 604.  Trustee Not Responsible for Recitals or Issuance of
                        ---------------------------------------------------
                        Notes.
                        -----

          The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and it shall not be responsible for the Company's use of the proceeds from the Notes. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of the proceeds of the Notes.

          SECTION 605.  May Hold Notes.
                        --------------

          The Trustee, any Paying Agent, any Note Registrar, any Authenticating Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other agent.

          SECTION 606.  Money Held in Trust.
                        -------------------

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          SECTION 607.  Compensation and Reimbursement.
                        ------------------------------

          The Company agrees:

               (i) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, consultants and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (iii) to indemnify each of the Trustee or any predecessor Trustee (and their respective directors, officers, stockholders, employees and agents) for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder.

          The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Holders of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(vi) or (vii), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

          SECTION 608.  Corporate Trustee Required; Eligibility.
                        ---------------------------------------

          There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1), and which may have an office in The City of New York and shall have a combined capital and surplus of at least $50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 609.  Resignation and Removal; Appointment of Successor.
                        -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance required by this Section shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company. The Trustee so removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee if no successor Trustee is appointed within 30 days of such removal.

          (d)  If at any time:

               (i)   the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

               (ii) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

               (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee, or (B) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any

Holder who has been a bona fide Holder of a Note for at least six months may, at the expense of the Company on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 610.  Acceptance of Appointment by Successor.
                        --------------------------------------

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Notwithstanding the replacement of the Trustee pursuant to this Section 610, the Company's obligations under Section 607 shall continue for the benefit of the retiring Trustee with regard to expenses and liabilities incurred by it and compensation earned by it prior to such replacement or otherwise under the Indenture. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 611.  Merger, Conversion, Consolidation or Succession to
                        --------------------------------------------------
                        Business.
                        --------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 612.  Trustee's Application for Instructions from the Company.
                        -------------------------------------------------------

          Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 610, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


700.    ARTICLE SEVEN.  HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 701.  Company to Furnish Trustee Names and Addresses.
                        ----------------------------------------------

          The Company will furnish or cause to be furnished to the Trustee

          (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

          SECTION 702.  Disclosure of Names and Addresses of Holders.
                        --------------------------------------------

          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 703.  Reports by Trustee.
                        ------------------

          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officer's Certificates).

          The Trustee also shall comply with TIA (S) 313(b). A copy of each report at the time of its mailing to Holders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

800.        ARTICLE EIGHT.  MERGER, CONSOLIDATION, OR SALE OF ASSETS

          SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.
                        ----------------------------------------------------

          The Company will not in a single transaction or series of related transactions consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to any Person, unless:

               (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and hereunder;

               (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

               (iii) immediately after giving effect to such transaction, the Company or the Successor Company if the Company is not the continuing obligor under this Indenture would at the time of such transaction or series of transactions, after giving pro forma effect to such transaction have a Consolidated Net Worth not less than that of the Company immediately prior to the transaction;

               (iv) immediately after giving effect to such transaction, the Successor Company would at the time of such transaction or series of transactions, after giving pro forma effect to such transaction be able to Incur at least $1.00 of Indebtedness pursuant to Section 1010; and

               (v) the Company shall have delivered to the Trustee (A) an Officers' Certificate, stating that (1) such Officers are not aware of any Default or Event of Default that shall have happened and be continuing and
     (2) such consolidation, merger or transfer and such supplemental indenture comply with this Indenture; provided that no Officers' Certificate will be required as to matters described in clause (A)(1) of this clause (v) for a consolidation, merger or transfer described in the last paragraph of this
     Section 801, and (B) an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, both in the form required by this Indenture; provided that (1) in giving such opinion such counsel may rely on such officer's certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (ii) and (iii)), and (2) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this Section 801.

          Notwithstanding the foregoing clauses (ii) and (iii), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

          SECTION 802.  Successor Substituted.
                        ---------------------

          Upon any consolidation of the Company with or merger of the Company with or into any other corporation or any conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person in accordance with Section 801, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company hereunder and thereafter the predecessor Company shall be released from all obligations and covenants hereunder, but, in the case of conveyance, transfer or lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

900.         ARTICLE NINE.  SUPPLEMENTS AND AMENDMENTS TO INDENTURE

          SECTION 901.  Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------

          Without the consent of any Holders, the Company, the Subsidiary Guarantors, if any (with respect to a Guarantee of the Notes to which it is a party), and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (i)    to cure any ambiguity, omission, defect or inconsistency;
     or

               (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code); or

               (iii)  to add Guarantees with respect to the Notes; or

               (iv) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company hereunder; or

               (v)    to secure the Notes; or

               (vi) to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to a transaction governed by Section 801 (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for purposes of this Indenture; or

               (vii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company; or

               (viii) to make any other change that does not adversely affect the rights of any Holder; or

               (ix) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act.

          However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          SECTION 902.  Supplemental Indentures with Consent of Holders.
                        -----------------------------------------------

          With the consent of the Holders of at least a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby (with respect to any Notes held by a nonconsenting Holder of the Notes):

            (i) reduce the amount of Notes whose Holders must consent to an amendment; or

            (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note; or

            (iii) reduce the principal of or extend the Stated Maturity of any Note; or

            (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described in
Section 1101; or

            (v) make any Note payable in money other than that stated in the Note; or

            (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

            (vii) make any change in the amendment provisions which require each
Holder's consent   or in the waiver provisions.

          The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment or supplemental indenture. It is sufficient if such consent approves the substance of the proposed amendment or supplemental indenture.

          SECTION 903.  Execution of Supplemental Indentures.
                        ------------------------------------

          The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities, as determined by the Trustee in its sole discretion under this Indenture or otherwise. In signing or refusing to sign any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

          SECTION 904.  Effect of Supplemental Indentures.
                        ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 902).

          SECTION 905.  Conformity with Trust Indenture Act.
                        -----------------------------------

          Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  Reference in Notes to Supplemental Indentures.
                        ---------------------------------------------

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform to any such supplemental indenture may be prepared and executed by the Company, and the Company shall issue and the Trustee shall authenticate a new Note that reflects the changed terms, the cost and expense of which will be borne by the Company in exchange for outstanding Notes.

          SECTION 907.  Notice of Supplemental Indentures.
                        ---------------------------------

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture. The failure to give such notice to all the Holders, or any defect therein, will not impair or affect the validity of the supplemental indenture.

          SECTION 908.  Effect on Senior Indebtedness.
                        -----------------------------

          No supplemental indenture shall adversely affect the rights of any holders of Senior Indebtedness under Article Thirteen unless the requisite holders of each issue of Senior Indebtedness (or any group or representative thereof authorized to give consent) affected thereby shall have consented to such supplemental indenture.


1000.                      ARTICLE TEN.  COVENANTS

          SECTION 1001.  Payment of Principal, Premium, if any, and Interest.
                         ---------------------------------------------------

          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 1002.  Maintenance of Office or Agency.
                         -------------------------------

          The Company will maintain in The City of New York, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The corporate trust office of the Trustee c/o State Street Bank and Trust Company, N.A., 61 Broadway, New York, New York 10006 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 1003.  Money for Note Payments to Be Held in Trust.
                         -------------------------------------------

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

          Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 10:00 a.m. Eastern Standard Time on such due date sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

               (i) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.  Corporate Existence.
                         -------------------

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company) right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

          SECTION 1005.  Payment of Taxes and Other Claims.
                         ---------------------------------

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

          SECTION 1006.  [Intentionally Omitted].
                         -----------------------


          SECTION 1007.  [Intentionally Omitted].
                         -----------------------


          SECTION 1008.  [Intentionally Omitted].
                         -----------------------

          SECTION 1009.  Limitation on Restricted Payments.
                         ---------------------------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) and
(B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Restricted Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company, other than another Restricted Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to in clauses (i) through (iv) as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or
(2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to Section 1010; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from, but excluding, the Issue Date to, but excluding, the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds, including the fair market value of property other than cash (determined in good faith by the Board of Directors as evidenced by a certificate filed with the Trustee, except that in the event the value of any non-cash consideration shall be $10 million or more, the value shall be as determined in writing by an Independent Appraiser) received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); (D) the amount equal to the net reduction in Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated Net Income.

          (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (A) such purchase or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the aggregate net proceeds from such sale shall be excluded from clause (3) (B) of paragraph (a);
(ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 1016; provided, however, that such purchase or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in subsequent calculations of the amount of Restricted Payments; (v) payments for the purpose of, and in amounts equal to, amounts required to permit Holdings to redeem or repurchase Capital Stock of Holdings from existing or former employees or management of the Company or any Subsidiary or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemption or repurchases pursuant to this clause shall not exceed $5.0 million (and such maximum amount shall be increased by the amount of any proceeds to the Company from (x) sales of Capital Stock of Holdings to management employees subsequent to the Issue Date and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; provided, further, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of Holdings will not be deemed to constitute a Restricted Payment under the Indenture; (vi) loans or advances made after the Issue Date to employees or directors of the Company or any Subsidiary the proceeds of which are used to purchase Capital Stock of Holdings, in an aggregate amount not in excess of $1.0 million at any one time outstanding; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; (vii) cash dividends to Holdings in amounts equal to (A) the amounts required for Holdings to pay any Federal, state or local income taxes to the extent that such income taxes are attributable to the income of the Company and its Subsidiaries, (B) the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence, (C) an amount not to exceed $250,000 in any fiscal year to permit Holdings to pay its corporate overhead expenses incurred in the ordinary course of business, and to pay salaries or other compensation of employees who perform services for both Holdings and the Company, (D) so long as no Default or Event of Default shall have occurred and be continuing, an amount not to exceed $100,000 in the aggregate, to enable Holdings to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock, (E) the amounts required for Holdings to make indemnification payments under the Recapitalization Agreement, and (F) on or about the Issue Date the amount required to enable Holdings to repay the Holdings Facility in an amount not to exceed the difference between all amounts then owing by Holdings in respect of the Holdings Facility less the net proceeds to Holdings from the issuance of the Holdings Senior Discount Notes; provided, however, that such payments shall not be included in the calculation of the amount of Restricted Payments; (viii) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price hereof; provided, however, that such repurchases shall not be included in the calculation of the amount of Restricted Payments; and (ix) so long as (A) no Default or Event of Default has occurred and is continuing and (B) immediately before and immediately after giving effect thereto, the Company would have been permitted to Incur at least $1.00 of additional Indebtedness under Section 1010, on and after May 15, 2003, payments of cash dividends to Holdings in an amount sufficient to enable Holdings to make payments of interest required to be made in respect of the Holdings Senior Discount Notes in accordance with the terms thereof in effect on the date of the Indenture, provided, that such interest payments are made with the proceeds of such dividends; provided, however, that such payments shall not be included in the calculation of the amount of Restricted Payments.

          (c) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1009 were computed, which calculations may be based upon the Company's latest available financial statements. The Trustee shall have no duty to recompute or recalculate or verify the accuracy of the information set forth in such Officers' Certificate.

          (d) The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except in compliance with the second to last sentence of the definition of "Unrestricted Subsidiary."

          SECTION 1010.  Limitation on Indebtedness.
                         --------------------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least (i) 2.00 to 1.00, if such Indebtedness is Incurred on or prior to the second anniversary of the Issue Date and (ii) 2.25 to 1.00, if such Indebtedness is Incurred thereafter.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness Incurred pursuant to the Senior Credit Agreement; provided, however, that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause
(i) does not exceed $160 million at any time outstanding, less the aggregate principal amount of all mandatory prepayments of principal thereof with the proceeds of Asset Dispositions; (ii) the Subsidiary Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i); (iii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;
(iv) Indebtedness represented by (x) the Notes, (y) any Indebtedness (other than the Indebtedness described in clauses (i), (ii) and (iii)) outstanding on the Issue Date and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or clause (v) or Incurred pursuant to paragraph (a) of this Section; (v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness under this Section 1010 after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v); (vi) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business; (vii) Indebtedness of foreign Restricted Subsidiaries under working capital facilities; provided that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed 5% of Consolidated Tangible Assets; (viii) Indebtedness (including Capital Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed the greater of (A) $5.0 million or (B) 5% of Consolidated Tangible Assets at the time of any Incurrence thereof (including any Refinancing Indebtedness with respect thereto); (ix) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; (x) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, provided that the maximum liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; (xi) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business; and (xii) Indebtedness (other than Indebtedness described in clauses (i) through (xi)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xii) and then outstanding, will not exceed the greater of (A) $5.0 million or (B) 5% of Consolidated Tangible Assets.

          (c) Neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor shall incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly to refinance any Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Subordinated Indebtedness.

          SECTION 1011.  Limitation on Layering.
                         ----------------------

          The Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Subsidiary Guarantor shall Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to Senior Subordinated Indebtedness of such Subsidiary Guarantor.

          SECTION 1012.  Limitation on Affiliate Transactions.
                         ------------------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $15 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate.

          (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to Section 1009, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (iii) the payment of compensation and directors' fees and the performance of indemnification or contribution obligations in the ordinary course of business,
(iv) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries, (v) the execution, delivery and performance of the Management Agreement, or (vi) any transaction between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries.

          SECTION 1013.  Limitation on Restrictions on Distributions from
                         ------------------------------------------------
Restricted Subsidiaries.
-----------------------

          The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture (including, without limitation, the Senior Credit Agreement); (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this covenant or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this covenant or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable to the Holders of the Notes than encumbrances and restrictions contained in such agreements; (d) in the case of clause (iii) above, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture,

(C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; (e) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; (f) encumbrances or restrictions arising or existing by reason of applicable law; (g) any restrictions pursuant to the Indenture and the Holdings Senior Discount Notes;
(h) restrictions imposed by any agreement or instrument governing Capital Stock of any Person that is acquired; and (i) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

          SECTION 1014.  Limitation on Liens.
                         -------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless
(i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date and any extensions, renewals or replacements thereof, (B) Liens securing Senior Indebtedness, (C) Liens securing the Notes,
(D) Liens of the Company or a Wholly-Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company, (E) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced, and (F) Permitted Liens.

          SECTION 1015.  Change of Control.
                         -----------------

          (a) Upon the occurrence of a Change of Control, unless the Company shall have exercised its right to redeem the Notes as described in Section 1101, each holder will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control as described in Section 1105, the Company shall mail a notice to each holder with a copy to the Trustee stating:

              (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

              (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

              (iii) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

          (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

          SECTION 1016.  Limitation on Sales of Assets and Subsidiary Stock.
                         --------------------------------------------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company or any Restricted Subsidiary, as the case may
-----
be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;
(B) second, to the extent of the balance of such Net Available Cash after
    ------
application in accordance with clause (A), at the Company's election to the investment in Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to
                                                                      -----
the extent of the balance of such Net Available Cash after application and in accordance with clauses (A) and (B), to make an offer to purchase (an "Offer") Notes and other pari passu debt obligations subject to a similar covenant (collectively, the "pari passu Notes") at par plus accrued and unpaid interest, if any, thereon; and (D) fourth, to the extent of the balance of such Net
                         ------
Available Cash after application in accordance with clauses (A), (B) and (C), for other general corporate purposes not prohibited by the Indenture; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceed $5 million. The Company shall not be required to make an Offer for the Notes and for the pari passu Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) are less than $5 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (b) If the aggregate principal amount of Notes and pari passu Notes validly tendered and not withdrawn in connection with an Offer pursuant to clause (C) above exceeds the funds available therefor ("Offer Proceeds"), the Offer Proceeds will be apportioned between the Notes and such pari passu Notes, with the portion of the Offer Proceeds payable in respect of the Notes equal to the lesser of (i) the Offer Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant pari passu Notes, and (ii) the aggregate principal amount of Notes validly tendered and not withdrawn.

          (c) For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of Senior Indebtedness of the Company or Indebtedness of any Restricted

Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness or Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph), (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash and (z) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed 10% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

          (d) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(C), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the pari passu Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the pari passu Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(D) above.

          (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

          SECTION 1017.  SEC Reports.
                         -----------

          Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC and provide, within 15 days after the Company is required to file the same with the SEC, the Trustee and the holders of the Notes with the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Section 13 or 15(d) of the Exchange Act. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the holders of the Notes as if the Company were subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act.

          SECTION 1018.  Future Subsidiary Guarantors.
                         ----------------------------

          (a) After the Issue Date, the Company will cause each Restricted Subsidiary created or acquired by the Company which Guarantees the Bank Indebtedness to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on Notes on a senior subordinated basis for so long as such Restricted Subsidiary Guarantees the Bank Indebtedness.

          (b) The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

          (c) Each Subsidiary Guarantor will be permitted to consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Each Subsidiary Guarantor will be permitted to consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor). Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with the Indenture (including Section
1016) or in the event the Restricted Subsidiary no longer Guarantees the Bank Indebtedness, such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee shall terminate; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under the Senior Credit Agreement and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

          SECTION 1019.  Limitation on Lines of Business.
                         -------------------------------

          The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

          SECTION 1020.  Statement by Officers as to Default.
                         -----------------------------------

          (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. For purposes of this Section 1020(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Significant Subsidiary gives any notice or takes any other action with respect to a claimed Default (other than with respect to Indebtedness in the principal amount of less than $10 million), the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

 1100.               ARTICLE ELEVEN.  REDEMPTION OF NOTES

          SECTION 1101.  Optional Redemption.
                         -------------------

          The Notes may or shall, as the case may be, be redeemed, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Note (Section 204), together with accrued and unpaid interest to the redemption date.

          SECTION 1102.  Applicability of Article.
                         ------------------------

          Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 1103.  Election to Redeem; Notice to Trustee.
                         -------------------------------------

          The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 90 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

          SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.
                         --------------------------------------------

          If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          SECTION 1105.  Notice of Redemption.
                         --------------------

          Notice of redemption shall be given in the manner provided for in
Section 106 not less than 30 nor more than 90 days prior to the Redemption Date, to each Holder of Notes to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

          All notices of redemption shall state:

               (i)    the Redemption Date,

               (ii) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

               (iii) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be Outstanding after such partial redemption,

               (iv) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

               (v) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in
     Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

               (vi) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

               (vii)  the name and address of the Paying Agent,

               (viii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

               (ix) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

               (x) the paragraph of the Notes or Section of the Indenture pursuant to which the Notes are to be redeemed.

          SECTION 1106.  Deposit of Redemption Price.
                         ---------------------------

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

          SECTION 1107.  Notes Payable on Redemption Date.
                         --------------------------------

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 311.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

          SECTION 1108.  Notes Redeemed in Part.
                         ----------------------

          Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided, that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.


1200.      ARTICLE TWELVE.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1201.  Company's Option to Effect Legal Defeasance or Covenant
                         -------------------------------------------------------
Defeasance.
----------

          The Company and the Subsidiary Guarantors, if any, may, at their option, at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 be applied to all outstanding Notes upon compliance with the conditions set forth in this Article Twelve. The Company in its sole discretion can defease the Notes.

          SECTION 1202.  Legal Defeasance and Discharge.
                         ------------------------------

          Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and any Subsidiary Guarantor shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company and any such Subsidiary Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 304, 305, 310, 1002 and 1003, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith and (iv) this Article Twelve.

          If the Company exercises its Legal Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default.

          Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

          SECTION 1203.  Covenant Defeasance.
                         -------------------

          Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company may terminate (i) its obligations under any covenant contained in Sections 1004 through 1020, (ii) the operation of Section 501(v), Section 501(vi) (with respect only to Significant Subsidiaries), Section 501(vii) (with respect only to Significant Subsidiaries), 501(viii) and Section 501(ix) and (iii) the limitations contained in Sections 801(a)(iii) and (iv) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Notes will not be outstanding for accounting purposes). If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified under
Section 501(iii), (v), (vi) (with respect only to Significant Subsidiaries),
(vii) (with respect only to Significant Subsidiaries), (viii) and (ix) or because of the failure of the Company to comply with Sections 801(a)(iii) and
(iv). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(iii), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 1204.  Conditions to Legal Defeasance or Covenant Defeasance.
                         -----------------------------------------------------

          The following shall be the conditions to application of either Section 1202 or Section 1203 to the outstanding Notes:

               (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of this Indenture who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust money or Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date as the case may be, of such principal, premium, if any, or interest on the outstanding Notes;

               (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions) confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States (which opinion may be subject to customary assumptions and exclusions) shall confirm that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

               (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

               (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

               (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Subsidiary Guarantor or others;

               (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

               (ix) the Company shall have delivered to the Trustee the opinion of a nationally recognized firm of independent public accountants stating the matters set forth in paragraph (i) above.

          SECTION 1205.  Deposited Money and Government Obligations to Be Held
                         -----------------------------------------------------
in Trust; Other Miscellaneous Provisions.
----------------------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and Government Obligations so held in trust are not subject to Article Thirteen.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1206.  Reinstatement.
                         -------------

          If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with Section 1205 by reason of any legal proceeding or by any reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and Government Obligations held by the Trustee or Paying Agent.


1300.              ARTICLE THIRTEEN.  SUBORDINATION OF NOTES


          SECTION 1301.  Notes Subordinate to Senior Indebtedness.
                         ----------------------------------------

          The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes and all other Subordinated Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the Issue Date or thereafter Incurred, created, assumed or, Guaranteed. The Notes will in all respects rank pari passu with all Senior Subordinated Indebtedness of the Company.

          SECTION 1302.  Payment over of Proceeds upon Dissolution, Etc.
                         ----------------------------------------------

          Upon any payment or distribution of the assets of the Company upon a total or partial liquidation, dissolution, reorganization or bankruptcy of or similar proceeding relating to the Company or its property:

          (i) the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of the Senior Indebtedness (including interest after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the holders of the Notes are entitled to receive any payment, and

          (ii) until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear.

          SECTION 1303.  Suspension of Payment When Senior Indebtedness in
                         -------------------------------------------------
Default.
-------

       (a) The Company may not pay principal of, premium, if any, or interest on, the Notes or make any deposit pursuant to the provisions described in Article Twelve and may not otherwise purchase or retire any Notes (collectively, "pay the Notes") if:

            (i) any Senior Indebtedness is not paid when due whether at maturity, upon any redemption, by declaration or otherwise, in cash or Cash Equivalents; or

            (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents;

provided however, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

          (b) During the continuance of any default (other than a default described in clause (a) (i) or (a) (ii) above) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice shall be effective in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

          SECTION 1304.  Acceleration of Notes.
                         ---------------------

          If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

          SECTION 1305.  When Distribution Must Be Paid Over.
                         -----------------------------------

          If a distribution is made to Holders of the Notes that, due to the provisions of this Article Thirteen, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable charged with knowledge of any facts which would require payment of any amounts held by it to the holders of Senior Indebtedness unless it has received written notice thereof within the time set forth in the proviso at Section 1313.

          SECTION 1306.  Notice by Company.
                         -----------------

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes that violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article Thirteen.

          SECTION 1307.  Payment Permitted If No Default.
                         -------------------------------

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1302 or under the conditions described in Section 1303, from making payments at any time of principal of (and premium, if any, on) or interest on the Notes.

          SECTION 1308.  Subrogation to Rights of Holders of Senior
                         ------------------------------------------
Indebtedness.
------------

          Subject to the payment in full of all Senior Indebtedness in cash or Cash Equivalents, the Holders shall be subrogated (equally and ratably with the holders of all pari passu Indebtedness of the Company) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the Subordinated Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or on their behalf or by the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness; it being understood that the provisions of this Article are intended solely for the purpose of determining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          SECTION 1309.  Provisions Solely to Define Relative Rights.
                         -------------------------------------------

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall
(a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness. If the Company fails because of this Article to pay principal (or premium, if any) or interest on a Note on the due date, the failure is still a Default or Event of Default.

          SECTION 1310.  Trustee to Effectuate Subordination.
                         -----------------------------------

          Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 504 hereof at least 30 days before the expiration of the time to file such claim, the Administrative Agent under the Senior Credit Agreement (if the such facility is still outstanding) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

          SECTION 1311.  Subordination May Not Be Impaired by Company.
                         --------------------------------------------

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          SECTION 1312.  Distribution or Notice to Representative.
                         ----------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other acts pertinent thereto or to this Article Thirteen.

          SECTION 1313.  Notice to Trustee.
                         -----------------

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, the Administrative Agent or Representative under the Senior Credit Agreement or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

          (b) The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 1314.  Reliance on Judicial Order or Certificate of
                         --------------------------------------------
Liquidating Agent.
-----------------

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that such court, trustee, receiver, custodian, assignee, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

          SECTION 1315.  Rights of Trustee as a Holder of Senior Indebtedness;
                         -----------------------------------------------------
Preservation of Trustee's Rights.
--------------------------------

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

          SECTION 1316.  Article Applicable to Paying Agents.
                         -----------------------------------

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1315 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          SECTION 1317.  No Suspension of Remedies.
                         -------------------------

          Nothing contained in this Article shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Five.

          SECTION 1318.  Modification of Terms of Senior Indebtedness.
                         --------------------------------------------

          Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior

Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders or the Trustee.

          No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Thirteen or of the Notes relating to the subordination thereof.

          SECTION 1319.  [Intentionally Omitted].
                         -----------------------


          SECTION 1320.  Trust Moneys Not Subordinated.
                         -----------------------------

          Notwithstanding anything contained herein to the contrary, payments from the money or the proceeds of Government Obligations held in trust under Article Twelve hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Twelve hereof and not in violation of Section 1303 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Thirteen, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



                                        DETAILS, INC.



                                        By /s/ Bruce McMaster
                                          -----------------------------
                                          Name:  Bruce McMaster
                                          Title: President



Attest:



By /s/ Joseph P. Gisch
  ------------------------------
  Name:  Joseph P. Gisch
  Title: Chief Financial Officer



                                        STATE STREET BANK AND TRUST COMPANY,
                                         as Trustee


                                        By /s/ Earl W. Dennison, Jr.
                                          -----------------------------
                                          Name:  Earl W. Dennison, Jr.
                                          Title: Vice President